UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

Alico Inc.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

10070 Daniels Interstate Court Suite 100

Fort Myers, FL 33913

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 226-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events
Item 8.01	Other Events.

Alico, Inc. announced the cash sale of two parcels of land totaling 4,020 acres in Polk County, FL. The sales price of the two properties is approximately $10.1 million and will result in a pre-tax gain of approximately $9.2 million to be recorded in the third quarter of fiscal 2012. The purchasers of the parcels of land are Ben Hill Griffin, III, the brother-in-law of John R. Alexander, Alico’s Chairman of the Board, and Ben Hill Griffin, Inc. The transactions were between related parties; as such, they were referred to and approved by the Audit Committee, which is comprised entirely of independent directors. Both parcels were considered to be surplus to our agricultural operations.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Alico, Inc. Press Release dated April 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2012	ALICO, INC.

	By:	/s/ W. Mark Humphrey

W. Mark Humphrey
Senior Vice President andChief Financial Officer